Exhibit 99.1

ATC Healthcare Announces Receipt of Correspondence from AMEX Due to a Failure to Satisfy Continued Listing Requirements

LAKE SUCCESS, N.Y.--(BUSINESS WIRE)--ATC Healthcare, Inc. (AMEX:AHN), a leader in medical staffing, announced today that it received a letter on January 31, 2008 from the American Stock Exchange (“AMEX”) stating that the Company had failed to regain compliance with AMEX’s continued listing requirements set forth in Sections 134 and 1101 of the AMEX Company Guide by the January 24, 2008 deadline previously imposed by AMEX, because the Company failed to timely file with the SEC its Quarterly Report on Form 10-Q for the quarter ended August 31, 2007 (the “August Form 10-Q). The Company was further advised that its failure to file its Quarterly Report on Form 10-Q for the quarter ended November 30, 2007 (the “November Form 10-Q”) has resulted in an additional deficiency under Sections 134 and 1101 of the AMEX Company Guide.

As previously disclosed in the Company’s Current Reports on Form 8-K (filed on October 30, 2007 and November 27, 2007), the Company initially received notice from AMEX on October 24, 2007 advising that the Company’s delayed filing of its August Form 10-Q was a violation of Sections 134 and 1101 of the AMEX Company Guide and, in order to maintain its AMEX listing, the Company must submit a plan by November 7, 2007 advising AMEX of action it has taken, or will take, that would bring the Company into compliance. On November 6, 2007, the Company submitted a plan to AMEX indicating that it would file the August Form 10-Q by January 24, 2008. On November 21, 2007, AMEX notified the Company that AMEX had accepted the Company’s plan to regain compliance with the AMEX continued listing standards and granted the Company an extension until January 24, 2008 to file its August Form 10-Q.

The Company was not able to file the August Form 10-Q prior to its January 24, 2008 deadline and has not filed the November Form 10-Q. By letter to AMEX dated January 23, 2008, the Company proposed a revised plan to file the August Form 10-Q by February 21, 2008 and the November Form 10-Q by March 20, 2008. AMEX is currently in the process of reviewing the Company’s proposed revised plan. There can be no assurance that the Company can meet the deadlines set by AMEX or otherwise maintain its AMEX listing.

About ATC Healthcare, Inc.

ATC is a national leader in medical staffing personnel to hospitals, nursing homes, clinics and other healthcare facilities with 47 locations in 25 states. ATC provides supplemental staffing, outsourcing and human resource solutions to hospitals, nursing homes, medical and research facilities and industry. Drawing from a pool of over 15,000 healthcare professionals spanning more than 50 specialties, the company supplies both clinical and non-clinical personnel for short-term, long-term, and “traveling” contract assignments. To learn more about the company’s services, visit their website at www.atchealthcare.com.

Forward Looking Statements

Certain statements contained in this release that are not statements of historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words — “believe”, “expect”, “anticipate”, “intend”, “will”, and similar expressions are examples of words that identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future financial position, timing of future revenue, business strategy and cost savings. These forward-looking statements are based on our current beliefs, as well as assumptions we have made based upon information currently available to us. These forward-looking statements may be affected by the risks and uncertainties in our business and are qualified in their entirety by the cautionary statements and risk factor disclosure contained in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended February 28, 2007. We do not assume, and expressly disclaim, any obligation to update these forward-looking statements.

CONTACT:
ATC Healthcare, Inc.
David Savitsky, 516-750-1681
dsavitsky@atchealthcare.com
or
David Kimbell, 516-750-1733
dkimbell@atchealthcare.com